UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2005
LINCOLN ELECTRIC HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
0-1402
(Commission File Number)

Ohio (State or other jurisdiction of incorporation)	34-1860551 (I.R.S. Employer Identification No.)
22801 St Clair Avenue
Cleveland, Ohio 44117
(Address of principal executive offices, with zip code)
(216) 481-8100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Amendment to the Non-Employee Directors’ Deferred Compensation Plan

On November 30, 2005, Lincoln Electric Holdings, Inc. (the “Company”) amended its Non-Employee Directors’ Deferred Compensation Plan (amended and restated as of January 1, 2004 ) (the “Plan”) to reinstate future benefit accruals under the Plan effective as of January 1, 2006. The Plan previously had been frozen with respect to benefit accruals for the period after December 31, 2004 in response to the adoption of the American Jobs Creation Act of 2004 (the “Act”), which significantly changed the federal tax law applicable to amounts deferred under the Plan after that date. All benefit accruals vested prior to January 1, 2005 qualify for “grandfathered” status and continue to be governed by the law applicable to nonqualified deferred compensation prior to the addition of Section 409A of the U.S. Internal Revenue Code created by the Act.
The foregoing is a summary of the terms and conditions of the amendment and not a complete discussion thereof. Accordingly, the foregoing is qualified in its entirety by reference to the full text of Amendment No. 2 to the Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Amendment No. 2 to the Non-Employee Directors’ Deferred Compensation Plan (amended and restated as of January 1, 2004)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN ELECTRIC HOLDINGS, INC
Date: December 5, 2005	By:	/s/ Gretchen A. Farrell
Gretchen A. Farrell
Vice President, Human Resources

LINCOLN ELECTRIC HOLDINGS, INC.
INDEX TO EXHIBITS

Exhibit No.	Exhibit

10.1	Amendment No. 2 to the Non-Employee Directors’ Deferred Compensation Plan (as amended and restated as of January 1, 2004)